Exhibit 10.3

Final Execution Copy

FLOTEK INDUSTRIES, INC.

STAND-ALONE TIME-BASED STOCK OPTION AWARD AGREEMENT

NOTICE OF STOCK OPTION AWARD

Subject to the terms and conditions of this Notice of Stock Option Award (this “Notice”), and the attached Flotek Industries, Inc. Stand-Alone Time-Based Stock Option Award Agreement (the ”Award Agreement”), Flotek Industries, Inc. (the “Company”) hereby grants to John Gibson (the ”Participant”), as a material inducement for him to take employment with the Company, an option (the “Option”) to purchase the number of shares of Common Stock set forth below. Unless otherwise specifically indicated, all terms used in this Notice will have the meaning as set forth in the Award Agreement.

Identifying Information:

Participant Name	John Gibson	Date of Grant:	12/22/2019
and Address:		Vesting Commencement Date:	12/22/2019
		Exercise Price per Share:	$1.93
Type of Option:	Nonstatutory Stock Option	Total Number of Shares:	1,000,000
Expiration Date:	12/21/2029

Vesting Schedule:

Subject to the Participant’s Continuous Service to the Company and the terms of this Notice and the Award Agreement, the Participant’s rights to purchase the shares of Common Stock subject to the Option (the “Optioned Shares”) will vest over a 5-year period in accordance with the following vesting schedule (the ”Vesting Schedule”):

Vesting Date	Nonforfeitable Percentage
1st anniversary of the Vesting Commencement Date	20% will vest, combined total of 20% vested
2nd anniversary of the Vesting Commencement Date	20% will vest, combined total of 40% vested
3rd anniversary of the Vesting Commencement Date	20% will vest, combined total of 60% vested
4th anniversary of the Vesting Commencement Date	20% will vest, combined total of 80% vested
5th anniversary of the Vesting Commencement Date	20% will vest, combined total of 100% vested

Notwithstanding the foregoing, the Participant’s rights to purchase the Optioned Shares will automatically become fully vested in accordance with the terms of the Employment Agreement.

Post-Termination Exercise Period:

Except as otherwise set forth in the Employment Agreement, the Participant may exercise vested Optioned Shares following a termination or interruption of the Participant’s Continuous Service no later than the later of the Expiration Date and expiration of the 90-day period that immediately follows such cessation of Continuous Service.

Representations and Agreements of the Participant:

The Participant has reviewed this Notice and the Award Agreement in their entirety, has had an opportunity to have such reviewed by his or her legal and tax advisers, and hereby represents that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or Affiliates. The Participant hereby accepts the Optioned Shares subject to all of their terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice and the Award Agreement will be resolved solely by the Committee in the exercise of its reasonable judgment, subject to the requirements of Section 10(g) of the Award Agreement.

[SIGNATURES ON NEXT PAGE]

Signatures:

By the Participant’s below signature and the below signature of the Company’s representative, the Participant and the Company hereby agree that the Option is governed only by the terms and conditions of this Notice and the Award Agreement, and to the extent stated herein or therein, the Employment Agreement.

FLOTEK INDUSTRIES, INC.	PARTICIPANT

By:
John Gibson
Its:
Dated: December 22, 2019

Dated: December 22, 2019

FLOTEK INDUSTRIES, INC.

STAND-ALONE TIME-BASED STOCK OPTION AWARD AGREEMENT

STOCK OPTION AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Stock Option Award (the “Notice”), this Flotek Industries, Inc. Stand-Alone Time-Based Stock Option Award Agreement (this “Award Agreement”), Flotek Industries, Inc., a Delaware corporation (the ”Company”), hereby grants the individual set forth in the Notice (the “Participant”) a stock option (the “Option”) to purchase shares of Common Stock. Unless otherwise specifically indicated, all terms used in this Award Agreement have the meanings set forth in Section 8 or the Notice.

1. Grant of the Option. The principal features of the Option, including the number of Optioned Shares subject to the Option, are set forth in the Notice. The Option is a non-statutory stock option, that by its terms, is not intended to qualify for incentive stock option treatment. The exercise price equals the fair market value of a share of Common Stock on the Date of Grant. The exercise price of the Option may not be repriced without stockholder approval.

2. Vesting Schedule and Risk of Forfeiture.

(a) Vesting Schedule. Subject to the Participant’s Continuous Service with the Company and any other limitations set forth in the Notice or this Award Agreement, the Option will vest in accordance with the Vesting Schedule provided in the Notice.

(b) Risk of Forfeiture. The Option will be subject to a risk of forfeiture until such time the risk of forfeiture lapses on the Vesting Date set forth in the Notice, or at such later date as provided Section 5(b), (c) or (d) of the Employment Agreement. Except as provided Section 5(b), (c) or (d) of the Employment Agreement, all or any portion of the unvested Option subject to the foregoing risk of forfeiture will immediately and automatically be forfeited and terminated upon the first day the Participant fails to provide Continuous Service to the Company. Additionally, vested and unexercised Optioned Shares and unvested Optioned Shares will immediately and automatically be forfeited upon the Participant’s employment with the Company being validly terminated by the Company for Cause. The Company may implement any forfeiture under this Section 2(b) in a unilateral manner, without the Participant’s consent, and with no payment to the Participant, cash or otherwise, for the forfeited Optioned Shares.

3. Exercise of Option.

(a) Right to Exercise. The Optioned Shares will be exercisable during their term cumulatively according to the Vesting Schedule and the applicable provisions of the Notice and the Award Agreement; however, the Optioned Shares may not be exercised for a fraction of a share of Common Stock. Additionally, and notwithstanding anything in the Notice or this Award Agreement, in connection with or following the termination or interruption of Participant’s Continuous Service for any reason, the Participant may exercise vested Optioned Shares only during, and not after, the Post-Termination Exercise Period set forth in the Notice. Vested Optioned Shares will automatically expire, and the vested Optioned Shares will automatically terminate, upon the end of the Post-Termination Exercise Period set forth in the Notice. Finally, all Optioned Shares will automatically expire and terminate upon the Expiration Date (as set forth in the Notice) to the extent not then exercised. Thereafter, no vested Optioned Shares may be exercised.

(b) Method of Exercise. The Option will be exercisable to the extent then vested by delivery of a written exercise notice in a form reasonably acceptable to the Committee (the ”Exercise Notice”), which must state the election to exercise the Option, the number of shares of Common Stock with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice must be signed by the Participant (or by the Participant’s beneficiary or other person entitled to exercise the Option in the event of the Participant’s death under the Notice of this Award Agreement) and must be delivered in person or by certified mail to the Secretary of the Company at the Company’s principal executive office. The Exercise Notice must be accompanied by payment of the aggregate Exercise Price as to all Optioned Shares exercised. The Option will be deemed to be exercised as of the date (the “Exercise Date”): (i) on which the Company receives (as determined by the Committee in its sole, but reasonable, discretion) the fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price, and (ii) all other applicable terms and conditions of the Award Agreement are satisfied in the sole but reasonable discretion of the Committee.

(c) Compliance Restrictions on Exercise. No shares of Common Stock will be issued pursuant to the exercise of an Option unless the issuance and exercise, including the form of consideration used to pay the Exercise Price, comply with applicable laws. The Participant will not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option prior to the Exercise Date.

(d) Issuance of Shares of Common Stock. After receiving the Exercise Notice, the Company will cause to be issued a certificate or certificates (or electronic equivalent) for the shares of Common Stock as to which the Option has been exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company will cause the certificate or certificates to be delivered to or upon the order of the person exercising the Option.

4. Method of Payment. Payment of the aggregate Exercise Price may be by any of the following forms of consideration, or a combination thereof, at the election of the Participant: (i) cash or check; or (ii) if approved by the Committee (in its sole discretion), consideration received by the Company under a formal cashless exercise program adopted by the Company, or in connection with a net exercise feature.

5. Non-Transferability of Option. The Option and the rights and privileges conferred hereby may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of (whether by operation of law or otherwise) in any manner other than by will or by the laws of descent or distribution, and will not be subject to sale under execution, attachment, levy or similar process and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Notice and this Award Agreement are binding upon the executors, administrators, heirs, successors and assigns of the Participant. Any attempt to transfer the Option in violation of this Section 5 will be null and void and will be disregarded.

6. Term of Option. The Option will in any event expire on the Expiration Date set forth in the Notice, and may be exercised prior to the Expiration Date only in accordance with the terms of the Notice and this Award Agreement.

7. Taxes. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s exercise of the Option or disposition of the Optioned Shares.

(a) Representations. The Participant has reviewed with the Participant’s tax advisors the tax consequences of this Award Agreement and the Optioned Shares granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that the Participant (and not the Company) will be responsible for the Participant’s tax liability that may arise as a result of the Participant receiving this Award Agreement and the Optioned Shares granted hereunder.

(b) Payment of Withholding Taxes. The Participant will make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to the Option exercise. The Committee has the sole authority to determine whether a “net withholding” may be permitted or is required for purposes of the Participant satisfying his or her obligations under this Section 7(b). The Participant hereby acknowledges the Company’s obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 7(b).

8. Definitions. As used herein, the following definitions will apply:

(a) “Affiliate” means as defined in the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means as defined in the Employment Agreement.

(d) “Change of Control” means as defined in the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code will be deemed a reference to any successor or amended section of the Code.

(f) “Committee” means the Compensation Committee of the Board.

(g) “Common Stock” means the common stock, $0.0001 par value per share, of the Company.

(h) “Company” means Flotek Industries, Inc., a Delaware corporation, and any successor thereto.

(i) “Continuous Service” means the Participant’s provision of services to the Company or its subsidiaries or their successors as an employee, member of the Board or a consultant is continuous and uninterrupted. For this purpose, Continuous Service will be deemed interrupted upon the actual cessation of providing services to the Company or its subsidiaries or their successors, notwithstanding any required notice period that must be fulfilled before a termination as an employee, member of the Board or consultant can be effective under applicable laws. Continuous Service will not be considered interrupted in the case of (x) any approved leave of absence (including sick leave, military leave, or any other authorized personal leave); (y) transfers among the Company and its subsidiaries, or any successor thereof; or (z) any change in the Participant’s employment status so long as the Participant remains in the service of the Company or its subsidiaries and their successors as an employee, member of the Board or a consultant. For avoidance of doubt, a change in status by the Participant from one category of employee, member of the Board or consultant to another of such category will not be considered a breach of Continuous Service.

(j) “Employment Agreement” means the employment agreement by and between the Participant and the Company effective December 22, 2019.

9. Changes in Equity. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment will be made, as the Committee reasonably deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Notice and this Award Agreement. Such adjustment may include an adjustment to the number and class and exercise price of shares of Common Stock that may be delivered under the Option. Notwithstanding the foregoing, the number of shares of Common Stock subject to the Option will always be a whole number.

10. General Provisions.

(a) Legality of Initial Issuance. The Committee has determined that: (i) the Company and the Participant have taken all actions required to register the shares of Common Stock covered by this Award Agreement under the Securities Act of 1933, as amended, or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed has been satisfied; and (iii) any other applicable provision of any applicable law has been satisfied.

(b) Notice. Any notice required by the terms of this Award Agreement must be given in writing and will be deemed to be effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice must be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(c) Successors and Assigns. Except as provided herein to the contrary, the Notice and this Award Agreement is binding upon and will inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(d) No Assignment. Except as otherwise provided in this Award Agreement, the Participant may not assign any of his or her rights under the Notice or this Award Agreement without the prior written consent of the Committee, which consent may be withheld in its sole discretion. The Committee is permitted to assign its rights or obligations under the Notice or this Award Agreement, but no such assignment will release the Company of any obligations pursuant to the Notice and this Award Agreement.

(e) Construction and Severability. The captions used in this Award Agreement are inserted for convenience and are not to be deemed to be a part of this Award Agreement for construction or interpretation. Except where otherwise indicated by the context, the singular form includes the plural form and the plural form includes the singular form. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The validity, legality or enforceability of the remainder of this Award Agreement will not be affected even if one or more of the provisions of this Award Agreement are held to be invalid, illegal or unenforceable in any respect.

(f) Amendment and Termination. The Company has the right to unilaterally amend the Notice and/or this Award Agreement to the minimum extent necessary to comply with applicable laws and such amendment will not be deemed to materially impair the rights of the Participant to the Option.

(g) Administration and Interpretation. Any question or dispute regarding the interpretation of the Notice or this Award Agreement or the receipt of the Optioned Shares hereunder must be submitted by the Participant to the Committee and is subject to the resolution provisions in Section 15 of the Employment Agreement.

(h) Counterparts. The Notice may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or by electronic transmission, and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.

(i) Entire Agreement; Governing Law; and Amendments. The provisions of the Notice and the Employment Agreement are incorporated herein by reference. The Notice, this Award Agreement, and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. The Notice and this Award Agreement are governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that State.

(j) Venue. The Company, the Participant and the Participant’s assignees agree that any suit, action or proceeding arising out of or related to the Notice or this Award Agreement must be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Harris County, Texas) and that all parties submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 10(j) are for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

(k) No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTIONED SHARES PURSUANT TO THE VESTING SCHEDULE IS EARNED ONLY BY CONTINUOUS SERVICE AT THE WILL OF THE COMPANY IN ACCORDANCE WITH THE TERMS OF THE EMPLOYMENT AGREEMENT (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THE NOTICE AND THIS AWARD AGREEMENT, THE RIGHTS GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S (OR ANY AFFILIATE’S) RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE, AS PROVIDED IN THE EMPLOYMENT AGREEMENT.

*    *    *    *    *